PRESS RELEASE

                                 [COMPANY LOGO]


FOR IMMEDIATE RELEASE

CONTACT:

Nick Visco - Chief Financial Officer              (732) 590-1600


                  INTELLIGROUP ANNOUNCES SECOND QUARTER RESULTS

                    SOLID RESULTS, STRONG BACKLOG HIGHLIGHTED

Edison, NJ (August 13, 2003): Intelligroup, Inc. (Nasdaq: ITIG), an information technology services strategic outsourcing partner to the world's largest companies, today reported results for its second quarter and six-month period ended June 30, 2003.

The Company added 72 new or expanded engagements since the end of the prior quarter, including additional projects at Ajinomoto and Armstrong World
Industries. New customers during the quarter included Samsung Telecommunications, Unilever Best Foods and Mitsubishi Polycrystalline Silicon America Corporation. The Company's current 12-month revenue backlog - excluding the recently discontinued operations in Asia Pacific - has grown by 17% to $58.3 million, from $49.6 million at the beginning of this year.

The Company reported certain "Special Charges" in its second quarter and year-to-date results. These Special Charges included the continuing costs of litigation stemming from the prior year's proxy contest, and write offs and other expenses related to the note receivable, bank loans, and other obligations related to SeraNova, Inc. These are all more fully described in the section below entitled "Special Charges." The Company excludes these Special Charges from analytical comparisons and statistics in order to more appropriately evaluate current operating trends.

Q2 2003 FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS:

-------------------------------------------------------------------------------------------------
                                        GAAP Presentation            Exclusive of Special Charges
                                     Q2 2003         Q1 2003           Q2 2003        Q1 2003
                                     -------         -------           -------        -------

Revenue                          $28.0 million    $27.2 million    $28.0 million   $27.2 million
Operating Income (Loss)             ($34,000)     ($5.0) million      $843,000        $359,000
EBITDA                              $869,000      ($4.1) million    $1.7 million    $1.2 million
Diluted Earnings (Loss) per Share    ($0.03)         ($0.31)            $0.02           $0.01
-------------------------------------------------------------------------------------------------

"We continue to gain momentum with several sizeable contracts signed in the second quarter and a strong pipeline queued up for the second half of 2003," commented Arjun Valluri, Chairman and CEO. "We're now able to see the initial results of our scaled sales and marketing efforts. In addition to recently being honored by SAP with the Services Partner Award of Excellence, I'm pleased to see Intelligroup increasingly represented in industry analyst reports. It's this type of visibility that will expose our exemplary track record for customer satisfaction to the growing number of IT executives looking for a strategic offshore outsourcing partner."

As announced on April 3, 2003, the Company consummated the sale of certain of its Asia Pacific subsidiaries ("A-Pac Group"), operating in Australia, New Zealand, Singapore, Hong Kong and Indonesia, to Soltius Global Solutions PTE Ltd. In accordance with GAAP, the net operating results, assets, liabilities and net cash flows of the A-Pac Group have been segregated and reported as discontinued operations for all periods presented.

The Company reported revenues of $28.0 million for second quarter 2003, a 3% increase over first quarter 2003 revenues of $27.2 million, and a 13% improvement from revenues of $24.8 million in second quarter 2002.

Gross profit margin for second quarter 2003 was 30.3%, compared with 29.1% for first quarter 2003, and 31.8% for second quarter 2002.

The Company reported second quarter 2003 operating expenses (selling, general, administrative and depreciation expenses, excluding Special Charges) of $7.7 million. In comparison, first quarter 2003 operating expenses were $7.6 million, and second quarter 2002 operating expenses were $7.1 million.

Including Special Charges, the Company reported second quarter 2003 operating expenses of $8.5 million. In comparison, operating expenses were $12.9 million during first quarter 2003, and $15.9 million during second quarter 2002.

Excluding all Special Charges, the Company reported second quarter 2003 operating income of $843,000, compared with $359,000 in first quarter 2003, and $778,000 in second quarter 2002. Earnings before interest, taxes, depreciation, amortization and Special Charges ("EBITDA") was $1.7 million for the second quarter 2003, compared with $1.2 million for the first quarter 2003, and $1.6 million for the second quarter 2002.

Including all Special Charges, the Company's second quarter 2003 operating loss was $(34,000), compared with an operating loss of $(5.0) million in first quarter 2003, and an operating loss of $(8.0) million in second quarter 2002. Second quarter 2003 EBITDA was $869,000, compared with $(4.1) million for the first quarter 2003, and $(7.2) million for the second quarter 2002.

Excluding all Special Charges, second quarter 2003 net income from continuing operations was $384,000, or $0.02 diluted earnings per share. In comparison, first quarter 2003 net income from continuing operations, excluding all Special Charges, was $140,000, or diluted earnings per share of $0.01, and second quarter 2002 net income from continuing operations was $504,000, or $0.03 diluted earnings per share.

The Company's second quarter 2003 net loss from continuing operations, including all Special Charges, was $(493,000), or $(0.03) loss per share. In comparison, the first quarter 2003 net loss from continuing operations, including Special Charges, was $(5.2) million, or a loss per share of $(0.31), and for the second quarter 2002 was $(8.3) million, or a loss per share of $(0.50).

For the six-month period ended June 30, 2003, revenues were $55.2 million, compared to $47.8 million for the same period in 2002. The Company's net income from continuing operations, excluding Special Charges, was $525,000 or $0.03 diluted earnings per share in the first six months of 2003, as compared with $635,000 or $0.04 diluted earnings per share in the corresponding period of 2002. Including the Special Charges, the Company's six-month period ended June 30, 2003 net loss from continuing operations was $(5.7) million, or a $(0.34) loss per share, compared with $(8.2) million, or a $(0.49) loss per share, for the comparable period of 2002.

SPECIAL CHARGES
The Company incurred additional litigation expenses in the second quarter 2003, totaling $296,000, related to the 2002 contested annual meeting ("Proxy Charges"). This is in addition to Proxy Charges of $297,000 and $464,000 incurred during the first quarter 2003 and the second quarter 2002, respectively. The cumulative Proxy Charges as of June 30, 2003 were $1.7 million. Also during second quarter 2003, the Company received a letter from a bank demanding payment related to a loan outstanding with SeraNova - which was spun off in 2000. The letter stated that the loan is in default, and that Intelligroup had guaranteed this loan in 1999. The Company and its attorneys are in the process of investigating this claim. Based upon the initial information, the Company believed it was appropriate to disclose this matter, and to record a current provision in the amount of approximately $581,000, ("Provision for SeraNova Guarantee").

In the second quarter 2002, the Company recorded approximately $8.4 million in special charges associated with the note receivable from SeraNova and certain other related issues (the "SeraNova Charges"). Subsequently, in the first quarter 2003, the Company recorded an additional $5.1 million in SeraNova
Charges associated with the write-off of the remaining balance of the note receivable from SeraNova and certain other related issues. The Company has determined that due to the apparent financial condition of SeraNova and its parent company, Silverline Technologies Inc., that recovery of this asset may not be probable.

The SeraNova Charges, Provision for SeraNova Guarantee and Proxy Charges are collectively referred to as Special Charges. These Special Charges totaled $877,000 for the second quarter 2003 and $8.8 million for the second quarter 2002.

CONFERENCE CALL INFORMATION
Intelligroup will hold its second quarter 2003 earnings conference call at 10:30 a.m. ET on Wednesday, August 13, 2003. A live broadcast of the call can be accessed on the web at www.intelligroup.com or by phone in the US at (800)
                         --------------------
289-0544, or internationally at (913) 981-5533, access code Intelligroup.

In conjunction with the conference call, a live web-based presentation can be accessed on the web at http://www.placeware.com/cc/vcc/A?id=w347458&pw=759115.
                         ------------------------------------------------------
Alternatively, this can be accessed at www.intelligroup.com by clicking on About
                                       --------------------
Us - Investor Relations - Conference Calls, and follow the link for the VisionCast.

A replay of the conference call will also be available by telephone 24 hours a day from 1:30 p.m. ET on Wednesday, August 13, 2003 through 12:00 a.m. ET on Wednesday, August 27, 2003, by calling (888) 203-1112 in the US, or (719) 457-0820 internationally, with access code 347458.


ABOUT INTELLIGROUP
Intelligroup,  Inc.  (http://www.intelligroup.com)  is an information technology services strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

INTELLIGROUP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)



                                            JUNE 30, 2003     DECEMBER 31, 2002
                                            -------------     -----------------
ASSETS
Cash and cash equivalents                   $  2,311,000        $  1,163,000
Accounts receivable:
     Billed                                   16,397,000          17,745,000
     Unbilled                                  8,251,000           6,818,000
Other current assets                           5,605,000           4,570,000
Note receivable - SeraNova                             -           4,000,000
Assets held for sale*                                  -           3,069,000
                                            ------------        ------------
Total current assets                          32,564,000          37,365,000

Equipment, net                                 4,781,000           5,725,000
Other assets                                     979,000           1,029,000

                                            ------------        ------------
Total Assets                                $ 38,324,000        $ 44,119,000
                                            ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                         $ 25,259,000        $ 22,621,000
Liabilities held for sale*                             -           1,681,000
Other liabilities                                942,000           1,091,000

Shareholders' equity                          12,123,000          18,726,000

                                            ------------        ------------
Total Liabilities and Shareholders' Equity   $38,324,000        $ 44,119,000
                                            ============        ============


* represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

INTELLIGROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
For the three and six months ended June 30, 2003 and 2002

                                                             THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                  JUNE 30,                            JUNE 30,
                                                           2003              2002              2003              2002
                                                           ----              ----              ----              ----
Revenues                                              $  28,005,000      $ 24,806,000      $ 55,240,000      $ 47,811,000
Cost of sales                                            19,509,000        16,922,000        38,818,000        32,947,000
                                                      -------------      ------------      ------------      ------------
Gross profit                                              8,496,000         7,884,000        16,422,000        14,864,000
  Gross profit percentage                                      30.3%             31.8%             29.7%             31.1%

Selling, general and administrative expenses              6,941,000         6,471,000        13,809,000        12,467,000
Depreciation and amortization                               712,000           635,000         1,411,000         1,327,000

SeraNova receivable impairment and other charges                  -         8,362,000         5,060,000         8,362,000
Proxy contest charges                                       296,000           464,000           593,000           464,000

Provision for guarantee of SeraNova debt                    581,000                 -           581,000   -
                                                      -------------      ------------      ------------      ------------
Total operating expenses                                  8,530,000        15,932,000        21,454,000        22,620,000
                                                      -------------      ------------      ------------      ------------

Operating loss                                              (34,000)       (8,048,000)       (5,032,000)       (7,756,000)
Other expense, net                                         (296,000)          (68,000)         (439,000)         (125,000)
                                                      -------------      ------------      ------------      ------------
Loss from continuing operations before taxes               (330,000)       (8,116,000)       (5,471,000)       (7,881,000)

Income tax expense                                          163,000           206,000           238,000           310,000
                                                      -------------      ------------      ------------      ------------
Loss from continuing operations                            (493,000)       (8,322,000)       (5,709,000)       (8,191,000)

Loss from discontinued operations, net of tax
expense of $0, $4,000, $15,000 and $31,000,
respectively*                                                     -          (239,000)       (2,134,000)         (358,000)
                                                      -------------      ------------      ------------      ------------
Net loss                                              $    (493,000)     $ (8,561,000)     $ (7,843,000)     $ (8,549,000)
                                                      =============      ============      ============      ============

Loss per share:
  Basic loss per share:
    Loss from continuing operations                   $       (0.03)     $      (0.50)     $      (0.34)     $      (0.49)
    Discontinued operations                                       -             (0.01)            (0.13)            (0.02)
                                                      -------------      ------------      ------------      ------------
       Net loss per share                             $       (0.03)     $      (0.51)     $      (0.47)     $      (0.51)
                                                      =============      ============      ============      ============

  Diluted loss per share:
     Loss from continuing operations                  $       (0.03)     $      (0.50)     $      (0.34)     $      (0.49)
     Discontinued operations                                      -             (0.01)            (0.13)            (0.02)
                                                      -------------      ------------      ------------      ------------
       Net loss per share                             $       (0.03)     $      (0.51)     $      (0.47)     $      (0.51)
                                                      =============      ============      ============      ============

Weighted average common shares outstanding:
          Basic                                          16,655,000        16,630,000        16,644,000        16,630,000
                                                      =============      ============      ============      ============
          Diluted                                        16,655,000        16,630,000        16,644,000        16,630,000
                                                      =============      ============      ============      ============

* represents the amounts associated with the Asia-Pacific entities sold to Soltius Global
Solutions PTE Ltd. on April 2, 2003.

RECONCILIATION OF NON-GAAP MEASURES

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided below a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

INTELLIGROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
For the three and six months ended June 30, 2003 and 2002

                                                                  THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                      JUNE 30,                           JUNE 30,
                                                               2003              2002             2003              2002
                                                               ----              ----             ----              ----
RECONCILIATION OF GAAP INCOME/EPS TO PROFORMA RESULTS
Income (loss) from continuing operations per GAAP
presentation                                              $   (493,000)     $ (8,322,000)     $ (5,709,000)     $ (8,191,000)

Add back special charges adjustments:
------------------------------------
SeraNova receivable impairment and other charges                     -         8,362,000         5,060,000         8,362,000
Proxy contest charges                                          296,000           464,000           593,000           464,000
Provision for guarantee of SeraNova debt                       581,000                 -           581,000                 -
                                                          ------------      ------------      ------------      ------------
Income from continuing operations, exclusive of
special charges                                           $    384,000      $    504,000      $    525,000      $    635,000
                                                          ============      ============      ============      ============

Diluted earnings per share from continuing
operations, exclusive of special charges                  $       0.02      $       0.03      $       0.03              0.04
                                                          ============      ============      ============      ============

Weighted average common shares outstanding:
     Diluted                                                17,090,000        16,630,000        17,003,000        16,630,000
                                                          ============      ============      ============      ============

RECONCILIATION OF EBITDA TO GAAP RESULTS
Income (loss) from continuing operations                  $   (493,000)     $ (8,322,000)     $ (5,709,000)     $ (8,191,000)
Add back the following adjustments:
----------------------------------
Income tax expense                                             163,000           206,000           238,000           310,000
Other expense, net                                             296,000            68,000           439,000           125,000
Depreciation/amortization (in SG&A and COS)                    903,000           817,000         1,783,000         1,770,000
SeraNova receivable impairment and other charges                     -         8,362,000         5,060,000         8,362,000
Proxy contest charges                                          296,000           464,000           593,000           464,000
Provision for guarantee of SeraNova debt                       581,000                 -           581,000                 -
                                                          ------------      ------------      ------------      ------------
EBITDA                                                    $  1,746,000      $  1,595,000      $  2,985,000      $  2,840,000
                                                          ============      ============      ============      ============


The non-GAAP measure represents certain special charges which the Company considers to be non-operating items. We believe that the presentation of the non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.